UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 12, 2005

ITERIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08762	95-2588496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 South Manchester Avenue, Anaheim, California 92802

(Address of Principal Executive Offices)              (Zip Code)

Registrant’s telephone number, including area code:  (714) 774-5000

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.02                                             Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On July 12, 2005, after discussions with the Audit Committee of the Board of Directors of Iteris, Inc. (the “Company”), management, McGladrey & Pullen LLP, the Company’s current independent auditors, and Ernst & Young LLP, the Company’s former independent auditors, the Company has determined that its financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004 should no longer be relied upon for the reasons described below.

Since 1986, Mr. Jack Johnson, the Company’s current President and Chief Executive Officer, has deferred pre-tax earned wages in accordance with the Odetics 1986 Deferred Compensation Plan (the “Parent Plan”).  In August 2001, Mr. Johnson elected to use $317,333 of wages that had been deferred pursuant to the Parent Plan to purchase 133,333 shares of common stock of the Company’s Iteris, Inc. subsidiary (the “Iteris Subsidiary”) for $2.38 per share, the estimated fair value and the price paid by outside investors for shares of the Iteris Subsidiary common stock at that time.  In June 2002, these shares were transferred to the newly adopted Iteris Subsidiary Deferred Compensation Savings Plan (the “Plan”) and held in trust for the benefit of Mr. Johnson.

In February 2003, Mr. Johnson and two other officers of the Iteris Subsidiary elected to defer $56,977 of additional wages into the Plan to purchase another 21,922 shares of the Iteris Subsidiary common stock for $2.60 per share, the estimated fair value and the price paid by outside investors at that time, which shares were also held in trust under the Plan.  There were no other transactions involving the Plan, and there have been no distributions of cash or stock from the Plan since its inception.  It was always the intent of the Company and the participants in the Plan not to divest or diversify the Iteris Subsidiary common stock held in the Plan or distribute anything to the Plan participants other than the Iteris Subsidiary common stock held in the Plan.

In connection with the merger of the Company and the Iteris Subsidiary, each share of the Iteris Subsidiary common stock held in the Plan was exchanged for two shares of the Company’s common stock during the Company’s fiscal year ended March 31, 2005, and also in connection with the merger, the Company assumed the Plan and consolidated the Plan into the Company’s consolidated financial statements.

In accordance with EITF 97-14, “Accounting for Deferred Compensation Arrangements Where Amounts Earned Are Held in a Rabbi Trust and Invested,” the Company subsequently determined that because the Plan did not expressly prohibit diversification of the Company’s common stock held in the Plan, the proper accounting treatment of consolidating the Plan was to record compensation charges within the Company’s operating activities based on the changes in the value of the underlying common stock held in the Plan as well the recognition of a deferred compensation plan liability for the fair value of the assets held in the Plan.

Accordingly, the Company has elected to restate its financial statements for the fiscal year ended March 31, 2004 to reflect a non-cash deferred compensation charge of $868,000 within its operating expenses to reflect the appreciation in value of the Iteris Subsidiary common stock held in the Plan during the period.  Additionally, the Company recorded a deferred compensation plan liability of approximately $1.3 million related to the estimated fair value of the 155,255 shares of Iteris Subsidiary common stock and $14,000 of residual cash held in the Plan measured as of March 31, 2004.  Charges related to the Plan are based on the underlying value of the Company’s common stock; therefore, the Company subsequently recorded a non-cash benefit of $484,000 resulting from a decline in the value of the Company’s common stock during the year ended March 31, 2005, and the liability was reduced to $772,000 at March 31, 2005.

The Company intends to amend the Plan to clarify its original intent to prohibit diversification of any shares of the Company’s common stock, which the Company believes will prevent any further compensation charges or other impact on the Company’s financial statements as a result of changes in the value of the Company’s common stock held in the Plan.

The Company is filing today its Annual Report on Form 10-K for the year ended March 31, 2005 to reflect the changes referenced above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 14, 2005

ITERIS, INC.,
a Delaware corporation

	By:	/S/ JACK JOHNSON
Jack Johnson
President and Chief Executive Officer